UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018
ANDEAVOR
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Incentive Compensation Program
On February 13, 2018, the Compensation Committee (the “Compensation Committee”) of our Board of Directors approved the terms of the 2018 Incentive Compensation Program (the “2018 Program”). In addition, the Compensation Committee approved the target payouts for our Chief Executive Officer and other named executive officers. Payouts under the 2018 Program are based on a combination of corporate results and individual performance (as further described below).
The performance results may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2018 Program and can range from 0% to 200%. The Compensation Committee has discretion to adjust individual awards based on an assessment of each executive officer's overall performance.
Corporate Performance - Corporate performance metrics include the following:

•	EBITDA, weighted at 50% - Achievement of earnings before interest, taxes, depreciation and amortization measured on a margin neutral basis;

•	Growth, Productivity and Synergies Improvements, weighted at 20% - Targeted improvements from growth initiatives, productivity with existing assets and synergies from acquisitions to create value;

•	Cost Management, weighted at 15% - Measurement of operating expenditures versus budget;

•	Process Safety Management, weighted at 5% - Targeted improvement in the number of process safety incidents;

•	Environmental, weighted at 5% - Targeted improvement in the number of environmental incidents; and

•	Personal Safety, weighted at 5% - Targeted improvement in the number of recordable personal safety incidents over the average for the past three years.

An assessment of each executive officer’s overall performance, taking into account the performance of his or her respective business unit, successful achievement of goals, business plan execution, and other leadership attributes, will be used as a basis for adjusting the executive officer’s payout above or below the amount determined by the overall Corporate Performance.
The target payout amounts for the Chief Executive Officer and named executive officers are as follows:

Named Executive Officers	Total Target Payout Amount*

Gregory J. Goff	160%

Steven M. Sterin	110%

Keith M. Casey	110%

Kim K.W. Rucker	100%

Cynthia J. Warner	100%
*As a percentage of base salary earnings during 2018.
Form Agreement for 2018 Awards Under the Andeavor Amended and Restated 2011 Long-Term Incentive Plan
On February 13, 2018, the Compensation Committee approved (1) the form of 2018 Grant Letter (the “PS Grant Letter”) pursuant to which Performance Shares were issued under the Andeavor Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”) as well as the related Summary of Key Provisions for Performance Share Awards Granted (the “PS Key Provisions”) and (2) the form of 2018 Grant Letter (the “MSU Grant Letter”) pursuant to which market stock units were issued under the Plan as well as the related Summary of Key Provisions for Market Stock Unit Award Granted (the “MSU Key Provisions”). These documents set forth the terms of 2018 grants of performance shares and market stock units to certain participants under the Plan, including the Chief Executive Officer and other named executive officers.

The PS Key Provisions contemplate that performance shares of our common stock contingent upon the achievement of certain performance goals will vest at the end of the 36-month performance period, which lasts from February 13, 2018 through February 13, 2021. Upon vesting at the end of the performance period, awards will be adjusted based on achievement of the applicable performance conditions.
The MSU Grant Letter and MSU Key Provisions contemplate that market stock units pursuant to which shares of our common stock will be earned at vesting based on stock price performance will vest at the end of the 36-month performance period, which lasts from February 13, 2018 through February 13, 2021. Upon vesting at the end of the performance period, the number of shares earned will be adjusted by multiplying the factor of the average closing stock price for the 30 days prior to the vesting date over the average closing stock price for the 30 days prior to the grant date.
The foregoing description is qualified in its entirety by reference to the actual terms of the PS Grant Letter, PS Key Provisions, MSU Grant Letter and MSU Key Provisions, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.
Grant of Awards to Named Executive Officers
On February 13, 2018, the Compensation Committee approved the following grants of awards to the Chief Executive Officer and other named executive officers:

Named Executive Officers	Number of Performance Shares	Number of Market Stock Units

Gregory J. Goff	42,729	44,570

Steven M. Sterin	9,069	9,460

Keith M. Casey	10,465	10,915

Kim K.W. Rucker	6,977	7,277

Cynthia J. Warner	6,279	6,549
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1*	Andeavor 2018 Performance Share Award Grant Letter
10.2*	Andeavor Performance Share Awards Granted in 2018 Summary of Key Provisions
10.3*	Andeavor 2018 Market Stock Unit Award Grant Letter
10.4*	Andeavor Market Stock Unit Awards Granted in 2018 Summary of Key Provisions

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018

ANDEAVOR

By:	/s/ BLANE W. PEERY
Blane W. Peery
Vice President and Controller